Exhibit (e)(8)(xv)

AMENDMENT NO. 14

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA ADVISORS, LLC – CLASS IB SHARES

AMENDMENT NO. 14 to the Amended and Restated Distribution Agreement (“Amendment No. 14”), dated as of [June XX, 2010], between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Advisors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. ATM Core Bond Portfolio and ATM Intermediate Government Bond Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Crossings Aggressive Allocation Portfolio, Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio and Crossings Moderate-Plus Allocation Portfolio.

3.	Name Changes. The names of the EQ/Evergreen Omega Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio shall be changed to EQ/Wells Fargo Advantage Omega Growth Portfolio and EQ/Morgan Stanley Mid Cap Growth Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 14 as of the date first above set forth.

EQ ADVISORS TRUST		AXA ADVISORS, LLC

By:		By:
Name:	Steven M. Joenk	Name:	Andrew McMahon
Title:	President and Chief Executive Officer	Title:	Chairman

SCHEDULE A

AMENDMENT NO. 14

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Tactical Manager 2000 Portfolio-I, II, III

AXA Tactical Manager 400 Portfolio-I, II, III

AXA Tactical Manager 500 Portfolio-I, II, III

AXA Tactical Manager International Portfolio-I, II, III

ATM Core Bond Portfolio

ATM Intermediate Government Bond Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Franklin Templeton Allocation Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio (formerly, EQ/Van Kampen Mid Cap Growth Portfolio)

EQ/Mutual Large Cap Equity Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Templeton Global Equity Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Wells Fargo Advantage Omega Growth Portfolio (formerly, EQ/Evergreen Omega Portfolio)